UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 20, 2023

Date of earliest event reported: February 2, 2022

MBG Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56318	27-2262006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MBG Holdings Inc.

4301 West Bank Dr. Suite 110B
Austin, Texas 78746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 360-0459

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MGBH	OTC Markets

Item 8.01 Other Events

On February 1, 2022, MBG Holdings, Inc. (the “Company” or “MBG”) purchased AMR Resources, LLC (AMR) which was announced in an 8-K filed with the SEC on February 3, 2022 and incorporated herein by reference. AMR was part of a larger company and therefore needed to be audited as if it were a separate entity which we refer to as the “Carve Out Audit”.

The Company received the Carve Out Audit for AMR for the Twelve Months Ended December 31, 2021 and 2020 from Cherry Bekaert LLP, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Company is in process of having its consolidated financial statements audited for the twelve months ended December 31, 2022, which will consolidate the accounts of AMR and MBG. As soon as practicable after the consolidated audit for 2022 is complete, the Company will file its Form 10-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	AMR Resources, LLC Carve Out Audit for the Twelve Months Ended December 31, 2021 and 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2023	American Metals Recovery and Recycling, Inc.

	By:	/s/ James Frinzi
	Name:	James Frinzi
	Title:	Chief Executive Officer

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